IGAMBIT Announces Acquisition of

HUBCENTRIX INC.

A Leading Provider of

Healthcare Technology

Press Release: iGambit Inc. – Wednesday, February 15, 2017 2PM EST

SMITHTOWN, NY, February 15, 2017 Marketwire/ -- iGambit Inc. (OTCQB: IGMB), announced

that  on  February  14,  2017  it  acquired  HubCentrix,  Inc.    (HubCentrix)  via  a  Stock  Exchange

Agreement.

A copy of the Form 8-K report may be accessed at www.sec.gov.

HubCentrix will initially operate as a wholly-owned subsidiary of iGambit and the name will be changed to HealthDatix Inc. (“HealthDatix”).

iGambit also hopes to close on the acquisition of CyberCare Health Division from EncounterCare

Solutions,  Inc.  (“ECSL”)  within  the  next  thirty  (30)  days.  The  Letter  of  Intent  entered  into  with

ECSL  was  previously  announced  on  August  15,  2016.   A  copy  of  the  Form  8-K  report  may  be

accessed at www.sec.gov

The  acquisition  of  HubCentrix  and  the  CyberCare  Health  Network  Chronic  Care  Management

System provides a new and unique opportunity for physicians to identify patients eligible for both

“Annual  Wellness  Visits”  as  well  as  “Chronic  Care  Management”  both  of  which  are  reimbursed by Medicare.

The goal of HealthDatix will be to identify the patient’s eligibility for Medicare reimbursed doctor visits  to  access  and  assist  in  the  well-being  and  cultivation  of  a  healthy  lifestyle.  Additionally

HealthDatix will be able to provide an FDA approved, Medicare covered platform, for continuous management of chronic care patients. Our continuous care platform will be tailored for individual

care   and   health   management   of   patients   susceptible   to   chronic   illness.   This   will   include

CyberCare’s wearable medical watch.

John  Salerno,  Chairman  of  iGambit  stated:    “We  are  very  pleased  to  have  this  new  business

opportunity  which  we  believe  will  increase  our  stockholders  value.  Our  management  team  and advisors are very accomplished at introducing and administering rapid growth technology services.

We anticipate that our exciting newly combined entity HealthDatix, will have the professionals in place  to  competently  deal  with  the  accelerated  growth  curve  necessary  to  meet  the  needs  of physician community throughout the country.

Jerry Robinson, President of HubCentrix stated that he is excited to team up with the management group  at  iGambit.  The  combined  management  team  will  consolidate  to  provide  an  extremely focused  group  effort  to  plan  and  execute  corporate  strategies  for  HealthDatix  moving  forward.

My personal  background  is  in  marketing management  as  well  as  product  launch,  two  areas  that  I am  truly  excited  to  bring  to  our  new  products  rollout.  One  of  the  HealthDatix  goals  will  be  to initiate a progressive and effective marketing campaign to introduce our newly combined services to the healthcare marketplace and insurance industry.

About  HubCentrix:  is  located  in  St.  Petersburg,  Florida  and  serves  clients  throughout  the  U.S.

The company has been at the forefront of web-based collaboration and digital asset management.

HubCentrix  has  a  special  expertise  in  streamlining  the  process  of  capturing  and   managing

information in the document-intensive medical field.

About  iGambit  Inc:      iGambit  (OTCBB:  IGMB)  is  a  fully  reporting  publicly-held  company.

iGambit  (OTCQB:  IGMB)  is  a  fully  reporting  publicly-held  company.  We  are  a  diversified company pursuing specific technology strategies and objectives.  These objectives have included,

among  others,  the  acquisition  of  early-stage  technology  companies  with  strong  growth  potential easily recognized in the public arena. We believe that the back-ground of our management and of our Board of Directors in the technology markets is a valuable resource that makes us a desirable

business  partner.   We  expect  to  work to assume  an  active  role  in  the  development  and  growth  of the new company, providing both strategic guidance and operational support. The management of

iGambit  believes  that  it  can  leverage  its  collective  expertise  to  help  position  the  combined company to produce high-margin, recurring and predictable earnings and generate long-term value for  our  stockholders.  For  more  information,  please  visit  www.igambit.com.  Information  on  our web-site does not comprise a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document  and elsewhere by iGambit  are "forward-looking statements"

within  the  meaning  of  the  Private  Securities  Litigation  Reform  Act  of  1995.  Such  information includes,  without  limitation,  the  business  outlook,  assessment  of  market  conditions,  anticipated

financial   and   operating   results,   strategies,   future   plans,   contingencies   and   contemplated

transactions  of  the  company.  Such  forward-looking  statements  are  not  guarantees  of  future performance  and  are  subject  to  known  and  unknown  risks, uncertainties  and  other  factors which

may   cause   or   contribute   to   actual   results   of   company   operations,   or   the   performance   or

achievements  of  the  company  or  industry  results,  to  differ  materially  from  those  expressed,  or implied  by  the  forward-looking  statements. In  addition  to  any  such risks, uncertainties  and  other factors  discussed  elsewhere  herein,  risks,  uncertainties  and  other  factors  that  could  cause  or contribute to actual  results  differing  materially  from those  expressed  or  implied  for  the  forward-

looking  statements  include,  but  are  not  limited  to  fluctuations  in  demand;  changes  to  economic growth  in  the  U.S.  and  U.S.  government  policies  and  regulations,  including,  but  not  limited  to those  affecting  the  medical  fertility  clinic  industry.  iGambit  undertakes  no  obligation  to  publicly update  any  forward-looking  statements,  whether  as  a  result  of  new  information,  future  events  or

otherwise.   Actual   results,   performance   or   achievements   could   differ   materially   from   those

anticipated  in  such  forward-looking  statements  as  a  result  of  certain  factors,  including  those  set forth in iGambit Inc.'s filings with the Securities and Exchange Commission.

Investor Relations Contacts:

Bill Robertson

Ph. No. 604 837 3835